Exhibit 5

CONSENT TO CREDIT AGREEMENT

THIS CONSENT, dated as of June 26, 2013 (this “Consent”), is entered into with respect to the Third Amended and Restated Credit Agreement, dated as of March 22, 2012 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Required Lenders (as defined therein) representing the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), OBSIDIAN, LLC, a Delaware limited liability company, as the agent and collateral agent for the Lenders (“Obsidian” and in such capacity, together with its successors and assigns in such capacity, “Agent”), DIALOGIC CORPORATION, a British Columbia corporation (the “Company”), DIALOGIC INC., a Delaware corporation (the “Parent” and together with the Company, collectively, the “Principal Companies” and individually a “Principal Company”) and each of the Subsidiary Guarantors signatory thereto. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Credit Agreement.

WHEREAS, the Company has advised the Agent and the Lenders that the Company, the Parent and/or certain of its Subsidiaries desires to enter into a potential transaction or series of transactions to sell five (5) clusters of patents and patent applications owned or controlled by Company, Parent or certain of its Subsidiaries (each a “Patent Offering” and collectively, the “Patent Offerings”), as more fully described on Exhibit A attached hereto (the “Offered Patents”);

WHEREAS, the Company has advised the Agent and Lenders that Parent has received offers for the Patent Offerings and at this time wishes to accept an offer for the Patent Offering relating to cloud services (the “Cloud Services Offering”) and for the Patent Offering relating to e-commerce (the “E-Commerce Offering”);

WHEREAS, without the prior written consent of the Principal Companies and the Required Lenders, the consummation of each Patent Offering or the Patent Offerings may constitute a breach of Section 10.6(e) of the Credit Agreement and an “Event of Default” under the Credit Agreement, including under Sections 11(c) and 11(d);

WHEREAS, pursuant to Section 8.3 of the Credit Agreement, in connection with the consummation of an Asset Sale, the Company must make an offer to make a prepayment of Loans with the aggregate prepayment price equal to the Net Asset Sale Proceeds of such Asset Sale;

WHEREAS, the Company has requested that the Agent and Lenders waive the requirements of Sections 8.3 and 10.6(e) of the Credit Agreement with respect to the proceeds from the Patent Offerings;

WHEREAS, notwithstanding Section 10.6(e) of the Credit Agreement, the Agent and the Lenders have agreed to consent to the consummation of the Patent Offerings and waive the requirements of Section 8.3 with respect to the proceeds received from the Patent Offerings;

WHEREAS, the Principal Companies and certain of their Subsidiaries granted a security interest in and lien upon certain patents and related rights, including the Offered Patents, in favor of Obsidian, as agent on behalf of the Lenders (in such capacity, together with its successors in such capacity, the “Collateral Agent”) as set forth in the Amended and Restated Security Agreement dated October 1, 2010 by and among the Collateral Agent, the Principal Companies, and the other Subsidiary Grantors (as defined therein) party thereto from time to time;

WHEREAS, Company has requested, and Collateral Agent has agreed, to release and reassign its interest in the Offered Patents, together with the goodwill of the business symbolized thereby;

WHEREAS, pursuant to that certain Waiver Letter dated May 20, 2013 (the “Waiver”) by and among the Principal Companies, the Subsidiary Guarantors, the Required Lenders, and Agent, the Lenders and Agent agreed to waive (a) the Events of Default under the Credit Agreement, including under Section 11(e) of the Credit Agreement, resulting solely from the failure of the Company to timely deliver the 10-Q for the period ended March 31, 2013 (the “First Quarter 10-Q”); (b) the requirement to provide the financial statements for the Quarter ended March 31, 2013 and the related Compliance Certificate (the “First Quarter Reports”) within 45 days as required under Section 7(b) and 7(d), respectively, of the Credit Agreement; and (c) any “Event of Default” under the Credit Agreement including under Section 11(c) and (g), respectively, (i) resulting from the failure to give notice of the matters referred to in the Waiver pursuant to Section 7(a) of the Credit Agreement or (ii) resulting from any “Event of Default” under the Working Capital Agreement arising due to the matters referred to the Waiver;

WHEREAS, pursuant to Section 3 of the Waiver, Parent agreed to (x) deliver to Agent the First Quarter Reports no later than June 30, 2013 and (y) file with the SEC its First Quarter 10-Q no later than June 30, 2013; and

WHEREAS, Company has requested that the Agent and Lenders extend the date on which Parent is required to deliver its First Quarter Reports and file its First Quarter 10-Q pursuant to the Waiver and the provisions of the Credit Agreement to July 31, 2013 (the “Extension”) and the Agent and Required Lenders have agreed to consent to the Extension subject to the terms and conditions specified in this consent.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows

1. Consents.

(a) Sale of Offered Patents. Notwithstanding the requirements of Section 10.6(e) of the Credit Agreement, Agent and Lenders hereby consent to the consummation of the Patent Offerings and waives any and all requirements under Section 8.3 with respect to the proceeds received by Company or any Subsidiary as a result of the consummation of a Patent Offering. Parent shall deliver to Agent and Lenders an updated Schedule 5.5(b) of the Credit Agreement reflecting the disposition of the applicable Offered Patents within ten (10) Business Days of the following two events: (i) the consummation of the Cloud Services Offering or the E-

Commerce Offering, whichever later, and (ii) the consummation of the last remaining Patent Offering.

(b) Extension of Delivery and Filing of First Quarter Financial Statements and Form 10-Q. Agent and Lenders hereby consent to the Extension and hereby agree to waive any “Event of Default” under the Credit Agreement that may occur as a result. The Parent hereby covenants and agrees that it will (a) deliver to Agent the First Quarter Report no later than July 31, 2013 and (b) file with the SEC its First Quarter 10-Q no later than July 31, 2013. Any failure to comply with the foregoing shall constitute an “Event of Default” under the Credit Agreement.

2. Release of Liens on Offered Patents. Collateral Agent hereby releases all liens, pledges and security interests in or upon the Offered Patents that have been granted to Collateral Agent pursuant to any of the Loan Documents. Collateral Agent covenants and agrees that it will at the expense of the Principal Companies, take such further actions and execute and deliver such other documents and agreements as may be reasonably requested by Principal Companies from time to time to further evidence the release of any of Collateral Agent’s liens or security interests on in or upon the Offered Patents, including, but not limited to, such releases and assignments as may be required by the applicable patent office for notation and recordation of the existence of the release of the Offered Patents hereby given.

3. Release. Each of the Principal Companies and the Subsidiary Guarantors may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Credit Agreement or the other Loan Documents. The Agent, the Lenders, the Principal Companies and the Subsidiary Guarantors desire to resolve each and every one of such Claims in conjunction with the execution of this Consent and thus each of the Principal Companies and the Subsidiary Guarantors makes the releases contained in this Section 3. In consideration of the Agent and the Lenders entering into this Consent and agreeing to substantial concessions as set forth herein, each of the Principal Companies and the Subsidiary Guarantors hereby fully and unconditionally releases and forever discharges each of the Agent and the Lenders, and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Consent is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which the Principal Companies and the Subsidiary Guarantors has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Consent is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Consent is executed, but in any case only to the extent arising out of the administration or enforcement of the Loans, the Obligations, the Credit Agreement or any of the Loan Documents (collectively, all of the foregoing, the “Claims”). Each of the Principal Companies and the Subsidiary Guarantors represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts of omissions of the Released Parties which on the date hereof would be the basis of a claim by the Principal Companies and the Subsidiary Guarantors against the Released Parties which is not released hereby. Each of the Principal Companies and the Subsidiary Guarantors represents and warrants that the foregoing constitutes a full and complete release of all Claims.

4. Conditions to Effectiveness. The effectiveness of this Consent is subject to the Agent and Required Lenders having executed this Consent and having received (i) counterparts to this Consent, duly executed by the Principal Companies and the Subsidiary Guarantors and (ii) a copy of the executed consent under the Working Capital Facility to the Extension and the Patent Offerings duly executed by the Principal Companies and Wells Fargo Foothill Canada ULC.

5. Miscellaneous.

(a) Continued Effectiveness of the Credit Agreement. Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects. Except as otherwise expressly provided herein, to the extent that the Credit Agreement or any other Loan Document purports to pledge to the Collateral Agent, or to grant to the Collateral Agent, a security interest or lien, such pledge or grant is hereby ratified and confirmed in all respects. Except as expressly provided herein, the execution, delivery and effectiveness of this Consent shall not operate as an amendment of any right, power or remedy of the Agent and the Lenders under the Credit Agreement or any other Loan Document, nor constitute a waiver or an amendment of any provision of the Credit Agreement or any other Loan Document.

(b) Counterparts. This Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Consent by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Consent.

(c) Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Consent for any other purpose.

(d) Governing Law. This Consent shall be governed by the laws of the State of New York.

(e) Costs and Expenses. The Principal Companies agree to pay on demand all reasonable fees, costs and expenses of Agent and the Lenders in connection with the preparation, execution and delivery of this Consent.

(f) Consent as Loan Document. The Principal Companies and the Subsidiary Guarantors hereby acknowledge and agree that this Consent constitutes a “Loan Document” under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by the Principal Companies and the Subsidiary Guarantors under or in connection with this Consent shall have been untrue, false or misleading in any material respect when made, or (ii) the Principal Companies and the Subsidiary Guarantors shall fail to perform or observe any term, covenant or agreement contained in this Consent.

(g) Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS CONSENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

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IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed and delivered as of the date first above written.

PRINCIPAL COMPANIES:	DIALOGIC CORPORATION, a British Columbia corporation

	By:	/s/ Anthony Housefather
Name: Anthony Housefather Title: Director

DIALOGIC INC., a Delaware corporation

	By:	/s/ Anthony Housefather
Name: Anthony Housefather Title: Secretary

SUBSIDIARY GUARANTORS:	DIALOGIC DISTRIBUTION LIMITED, a company organized under the laws of Ireland

SIGNED AND DELIVERED as a deed

	By:	/s/ Anthony Housefather
the lawfully appointed attorney for and on behalf of DIALOGIC DISTRIBUTION LIMITED

In the presence of:

Witness (signature):	/s/ Stephen Becker

Witness Name (print):	Stephen Becker

Witness Address:
6700, Cote-de-Liesse Road Suite 100 Saint-Laurent, Quebec H4T 2B5 Canada

DIALOGIC MANUFACTURING LIMITED, a company organized under the laws of Ireland

SIGNED AND DELIVERED as a deed

By:	/s/ Anthony Housefather
the lawfully appointed attorney for and on behalf of DIALOGIC MANUFACTURING LIMITED

In the presence of:

Witness (signature):	/s/ Stephen Becker

Witness Name (print):	Stephen Becker

Witness Address:
6700, Cote-de-Liesse Road Suite 100 Saint-Laurent, Quebec H4T 2B5 Canada

DIALOGIC US HOLDINGS INC., a Delaware corporation

By:	/s/ Anthony Housefather
Name: Anthony Housefather Title: Director

DIALOGIC (US) INC., a Delaware corporation

By:	/s/ Anthony Housefather
Name: Anthony Housefather Title: Secretary

DIALOGIC RESEARCH INC., a Delaware corporation

By:	/s/ Anthony Housefather
Name: Anthony Housefather Title: Secretary

CANTATA TECHNOLOGY, INC., a Delaware corporation

By:	/s/ Anthony Housefather
Name: Anthony Housefather Title: Director

DIALOGIC JAPAN, INC., a Delaware corporation

By:	/s/ Anthony Housefather
Name: Anthony Housefather Title: Director

DIALOGIC NETWORKS (ISRAEL) LTD., a company organized under the laws of Israel

By:	/s/ Anthony Housefather
Name: Anthony Housefather Title: Director

DIALOGIC DO BRASIL COMERCIO DE EQUIPAMNETOS PARA TELECOMUNICACAO LTDA (f/k/a Veraz Networks do Brasil Comercio de Equipamentos Para Telecommunicacao Ltda), a company organized under the laws of Brazil

By:	/s/ Anthony Housefather
Name: Anthony Housefather Title: EVP, Corporate Affairs and General Counsel

AGENT:	OBSIDIAN, LLC

	By:	Tennenbaum Capital Partners, LLC
	Its:	Sole Member

	By:	/s/ David Hollander
Name: David Hollander Title: Managing Partner

LENDERS:	SPECIAL VALUE OPPORTUNITIES FUND, LLC SPECIAL VALUE EXPANSION FUND, LLC TENNENBAUM OPPORTUNITIES PARTERNS V, LP

	By:	Tennenbaum Capital Partners, LLC
	Its:	Investment Manager

	By:	/s/ David Hollander
Name: David Hollander Title: Managing Partner